Filed Pursuant to Rule 424(b)(2)
File No. 333-196600
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.000% Subordinated Notes due 2024	$140,000,000	100.00%	$140,000,000	$18,032

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3ASR (File No. 333-196600) filed by the registrant on June 9, 2014.

P R O S P E C T U S S U P P L E M E N T
(To prospectus dated June 9, 2014)
$140,000,000
Wintrust Financial Corporation
5.000% Subordinated Notes due 2024
Wintrust Financial Corporation is offering $140,000,000 aggregate principal amount of 5.000% subordinated notes due 2024, which we refer to as the subordinated notes. The subordinated notes will bear interest at a rate of 5.000% per annum. We will pay interest on the subordinated notes on June 13 and December 13 of each year, beginning December 13, 2014. The subordinated notes will be offered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The subordinated notes will mature on June 13, 2024.
The subordinated notes will be subordinated unsecured obligations, will rank pari passu, or equally, with all of our future subordinated debt and will be junior to all of our existing and future senior debt. The subordinated notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively subordinated to our existing and future secured indebtedness.
The subordinated notes will not be subject to repayment at the option of the holders at any time prior to maturity. There will be no sinking fund for the subordinated notes. The subordinated notes will be obligations of Wintrust Financial Corporation only and will not be obligations of, and will not be guaranteed by, any of Wintrust Financial Corporation’s subsidiaries.
For a more detailed description of the subordinated notes, see “Description of the Notes.”
The subordinated notes are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
Prior to this offering, there has been no public market for the subordinated notes. The subordinated notes will not be listed on any securities exchange or included in any automated quotation system.
Investing in the subordinated notes involves risks. See “Risk Factors” beginning on page S-6 for a discussion of certain risks that you should consider in connection with an investment in the subordinated notes.

	Per Subordinated Note	Total
Public offering price (1)	100.00%	$140,000,000
Underwriting discount	0.65%	$910,000
Proceeds, before expenses, to us	99.35%	$139,090,000
____________
(1)    Plus accrued interest, if any, from June 13, 2014, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect to deliver the subordinated notes in book-entry only form through the facilities of The Depository Trust Company on or about June 13, 2014.
Sole Book-Running Manager
RBC Capital Markets
The date of this prospectus supplement is June 10, 2014.

TABLE OF CONTENTS

Prospectus Supplement

S-i

Description of Warrants	25
BOOK-ENTRY SYSTEM	27
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	33
EXPERTS	33

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to Wintrust Financial Corporation at the address or telephone number indicated in the section entitled “Where You Can Find More Information” in this prospectus supplement.
This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the subordinated notes. The second part is the accompanying prospectus dated June 9, 2014, which contains and incorporates by reference important business and financial information about us and a more general description of the securities we may offer from time to time, some of which does not apply to the subordinated notes we are offering. To the extent the description of the subordinated notes in this prospectus supplement differs from the description in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell the subordinated notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in the subordinated notes, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”
Unless the context indicates otherwise, the terms “Wintrust,” “Company,” “we” and “our” in this prospectus supplement refer to Wintrust Financial Corporation and its subsidiaries. References to a particular year mean the Company’s fiscal year commencing on January 1 and ending on December 31 of that year.

S-iii

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Accordingly, any such statements are qualified in their entirety by reference to the important factors listed below and in the sections entitled “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2013 and in any of our subsequent filings. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to Federal Deposit Insurance Corporation , or FDIC, assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

S-iv

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as the Dodd-Frank Act;

•	a lowering of our credit rating;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
There can be no assurances that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation to update any forward-looking statements or reflect the impact of circumstances or events after such date.

S-v

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of the documents upon the payment of a copying fee to the SEC. Please call the SEC at 1‑800‑SEC‑0330 for further information on the operation of the Public Reference Room.
We make available free of charge most of our SEC filings on the investor relations page of our website at http://www.wintrust.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Investor Relations
(847) 939-9000
The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, prior to the termination of the offering of the securities described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2014 and May 23, 2014; and

•
the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus or any prospectus. We have not, and the underwriter has not, authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus supplement or the accompanying prospectus.

S-vi

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2013. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward-Looking Statements” in this prospectus supplement.
Wintrust Financial Corporation
Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Rosemont, Illinois. We provide community-oriented, personal and commercial banking services to customers located in the Chicago metropolitan area and in southeastern Wisconsin through our fifteen wholly owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. We provide specialty finance services, including financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through our wholly owned subsidiary, First Insurance Funding Corporation, and our Canadian premium finance company, First Insurance Funding of Canada, and short-term accounts receivable financing and outsourced administrative services through our wholly owned subsidiary, Tricom, Inc. of Milwaukee. We also provide a full range of wealth management services primarily to customers in the Chicago metropolitan area and in southeastern Wisconsin through three separate subsidiaries, The Chicago Trust Company, N.A., Wayne Hummer Investments, LLC and Great Lakes Advisors, LLC.
As of March 31, 2014, we had total assets of approximately $18.2 billion, total loans, excluding covered loans and mortgage loans held for sale, of approximately $13.1 billion, total deposits of approximately $15.1 billion, and total shareholders’ equity of approximately $1.9 billion.
Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “WTFC.” Our principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, telephone number: (847) 939-9000.

THE OFFERING
The following information about the subordinated notes summarizes, and should be read in conjunction with, the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the section entitled “Description of Debt Securities” in the accompanying prospectus. As used in this section, the terms “Wintrust,” “us,” “we” or “our” refer to Wintrust Financial Corporation and not any of its subsidiaries.

Issuer	Wintrust Financial Corporation, an Illinois corporation.
Subordinated Notes Offered	$140,000,000 aggregate principal amount of 5.000% subordinated notes due 2024.
Issue Price	5.000% plus accrued interest, if any, from and including June 13, 2014.

Maturity Date	June 13, 2024.
Interest; Interest Payment Dates	5.000% per year payable semiannually in arrears in cash on June 13 and December 13 of each year, beginning December 13, 2014.
Record Dates	June 1 and December 1 of each year preceding each Interest Payment Date.
Day Count Convention	30/360
No Guarantees
The subordinated notes will not be guaranteed by any of our subsidiaries. As a result, the subordinated notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking
The subordinated notes will be unsecured and:
•    will be subordinated in right of payment to our existing and future senior debt;
•    will rank pari passu, or equally, with our future subordinated debt;
•    will be structurally subordinated to all existing and future liabilities of our subsidiaries;
•    will be effectively subordinated to our existing and future secured debt, to the extent of the assets securing such debt; and
•    will rank senior to any of our obligations that rank junior to our subordinated notes, including our preferred stock.
As of March 31, 2014:
•    we had senior debt (without giving effect to obligations under derivatives or similar agreements) of approximately $19.2 million outstanding, all of which was in the form of a mortgage secured by a first mortgage lien and assignment of rents;
•    we had subordinated debt of approximately $249.5 million outstanding that will rank pari passu with the subordinated notes;
•    our subsidiaries had total deposits and other liabilities (net of intercompany eliminations) of approximately $16.0 billion, all of which ranks structurally senior to the subordinated notes; and
•    we had total liabilities of approximately $16.3 billion.
The indenture for the subordinated notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities, including secured debt.

Sinking Fund	None.

Form and Denomination
The subordinated notes will be offered in book-entry form only through the facilities of The Depository Trust Company in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Redemption	We may not redeem the subordinated notes prior to maturity.
Future Issuances
The subordinated notes initially will be limited to an aggregate principal amount of $140,000,000. We may, from time to time, without notice to or consent of the holders of the subordinated notes, increase the aggregate principal amount of the subordinated notes outstanding by issuing additional subordinated notes in the future with the same terms as the subordinated notes, except for the issue date and offering price, and such additional subordinated notes shall be consolidated with the subordinated notes issued in this offering and form a single series of subordinated notes.

Use of Proceeds
We estimate that our net proceeds from this offering will be approximately $138,705,000, after deducting underwriting discounts and commissions and estimated offering expenses. We will use the net proceeds of this offering for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.

No Prior Market
The subordinated notes will be new securities for which there is currently no market. In addition, the subordinated notes will not be listed on any securities exchange. Although the underwriter has informed us that it intends to make a market in the subordinated notes, it is not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the subordinated notes will develop or be maintained.

U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of purchasing, owning and disposing of the subordinated notes, see “Material U.S. Federal Income Tax Considerations.”
Trustee	U.S. Bank National Association.
Risk Factors
Investing in the subordinated notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the subordinated notes set forth under “Risk Factors” in this prospectus supplement as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
	Three Months Ended March 31,		Years Ended December 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2012	2011	2010	2009
Selected Financial Condition Data (at end of period):
Total assets	$18,221,163	$17,074,247	$18,097,783	$17,519,613	$15,893,808	$13,980,156	$12,215,620
Total loans, excluding loans held for sale, excluding covered loans	13,133,160	11,900,312	12,896,602	11,828,943	10,521,377	9,599,886	8,411,771
Total deposits	15,129,045	13,962,757	14,668,789	14,428,544	12,307,267	10,803,673	9,917,074
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493	249,493	249,493
Total shareholders’ equity	1,940,143	1,825,688	1,900,589	1,804,705	1,543,533	1,436,549	1,138,639
Selected Statements of Income Data:
Net interest income	$144,006	$130,713	$550,627	$519,516	$461,377	$415,836	$311,876
Net revenue (1)	189,535	188,092	773,024	745,608	651,075	607,996	629,523
Net income	34,500	32,052	137,210	111,196	77,575	63,329	73,069
Net income per common share – Basic	0.71	0.80	3.33	2.81	2.08	1.08	2.23
Net income per common share – Diluted	0.68	0.65	2.75	2.31	1.67	1.02	2.18
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.61%	3.41%	3.50%	3.49%	3.42%	3.37%	3.01%
Non-interest income to average assets	1.03	1.35	1.27	1.37	1.27	1.42	2.78
Non-interest expense to average assets	2.96	2.82	2.88	2.96	2.82	2.82	3.01
Net overhead ratio (2) (3)	1.93	1.47	1.60	1.59	1.55	1.40	0.23
Efficiency ratio (2) (4)	69.02	63.78	64.57	65.85	64.58	63.77	54.44
Return on average assets	0.78	0.75	0.79	0.67	0.52	0.47	0.64
Return on average common equity (2)	7.43	7.27	7.56	6.60	5.12	3.01	6.70
Return on average tangible common equity (2)	9.71	9.57	9.93	8.70	6.70	4.36	10.86
Average total assets	$17,980,943	$17,256,843	$17,468,249	$16,529,617	$14,920,160	$13,556,612	$11,415,322
Average total shareholders’ equity	1,923,649	1,818,127	1,856,706	1,696,276	1,484,720	1,352,135	1,081,792
Average loans to average deposits ratio (excluding covered loans)	89.4%	86.6%	88.9%	87.8%	88.3%	91.1%	90.5%
Average loans to average deposits ratio (including covered loans)	91.6	90.4	92.1	92.6	92.8	93.4	90.5
Common Share Data at end of period:
Market price per common share	$48.66	$37.04	$46.12	$36.70	$28.05	$33.03	$30.79
Book value per common share (2)	$39.21	$38.13	$38.47	$37.78	$34.23	$32.73	$35.27
Tangible common book value per share (2)	$30.74	$29.74	$29.93	$29.28	$26.72	$25.80	$23.22

Common shares outstanding	46,258,960	37,013,707	46,116,583	36,858,355	35,978,349	34,864,068	24,206,819
Other Data at end of period: (7)
Leverage Ratio	10.4%	10.2%	10.5%	10.0%	9.4%	10.1%	9.3%
Tier 1 Capital to risk-weighted assets	12.0%	12.4%	12.2	12.1	11.8	12.5	11.0
Total Capital to risk-weighted assets	12.6%	13.5%	12.9	13.1	13.0	13.8	12.4
Tangible Common Equity ratio (TCE) (2) (6)	8.0%	7.7%	7.8	7.4	7.5	8.0	4.7
Tangible Common Equity ratio, assuming full conversion of preferred stock (2)	8.7%	8.8%	8.5	8.4	7.8	8.3	7.1
Allowance for credit losses (5)	$93,012	$125,635	$97,641	$121,988	$123,612	$118,037	$101,831
Non-performing loans	90,124	128,633	103,334	118,083	120,084	141,958	131,804
Allowance for credit losses(5) to total loans, excluding covered loans	0.71%	1.06%	0.76%	1.03%	1.17%	1.23%	1.21%
Non-performing loans to total loans, excluding covered loans	0.69%	1.08%	0.80	1.00	1.14	1.48	1.57
Number of:
Bank subsidiaries	15	15	15	15	15	15	15
Non-bank subsidiaries	8	8	8	8	7	8	8
Banking offices	126	108	124	111	99	86	78
(1)    Net revenue includes net interest income and non-interest income.
(2)    See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures/Ratios,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 or ”Supplementary Financial Measures/Ratios” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, as applicable, for a reconciliation of this performance measure/ratio to GAAP.
(3)    The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.
(4)    The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenues (less securities gains or losses). A lower ratio indicates more efficient revenue generation.
(5)    The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.
(6)    Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets
(7)    Asset quality ratios exclude covered loans.

RISK FACTORS
An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the information included in our Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair Wintrust’s business operations. This prospectus supplement is qualified in its entirety by these risk factors. If any of these risks actually occur, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.
The subordinated notes are unsecured and subordinated to our existing and future senior debt and secured debt.
Our obligations to make payments on the subordinated notes are subordinate to our payment obligations under any senior debt we may have. In addition, the subordinated notes will be effectively subordinated to any secured debt we may have. As of March 31, 2014, we had senior debt (without giving effect to obligations under derivatives or similar agreements ) of approximately $19.2 million outstanding, all of which was in the form of a mortgage secured by a first mortgage lien and assignment of rents, approximately $249.5 million outstanding of subordinated debt that will rank pari passu with the subordinated notes and total liabilities of approximately $16.3 billion. As of March 31, 2014, our subsidiaries had total deposits and other liabilities (net of intercompany eliminations) of approximately $16.0 billion, all of which ranks structurally senior to the subordinated notes. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the subordinated notes will be entitled to be paid in full from our assets before any payment may be made with respect to the subordinated notes. Holders of the subordinated notes will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the subordinated notes based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the subordinated notes. As a result, if holders of the subordinated notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. See “Description of the Notes.”
The subordinated notes do not restrict our ability to incur additional debt, to repurchase our securities or to take other actions that could negatively impact holders of the subordinated notes.
We are not restricted by the terms of the indenture governing the subordinated notes from incurring additional debt, including additional senior debt, secured debt or debt ranking on a parity with the subordinated notes, in the future, or from repurchasing our securities. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the subordinated notes could have the effect of diminishing our ability to make payments on the subordinated notes when due.
We are a holding company and, as a result, we depend on our subsidiaries for funds to pay principal and interest on the subordinated notes.
We are a non-operating holding company, whose principal assets and source of income are our investments in our subsidiaries, including our banks. We rely primarily on dividends from these subsidiaries to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors, and for payment of principal and interest on our outstanding debt. There are various legal limitations on the extent to which our banks and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise). Although we maintain cash positions for liquidity at the holding company level, if our banks or other of our subsidiaries were unable to supply us with cash over time, we could be unable to pay principal and interest to holders of the subordinated notes. See “Bank Holding Company Regulation,” “Payment of Dividends and Share Repurchases” and “We are a bank holding company, and our sources of funds, including to pay dividends, are limited” in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of regulatory and other restrictions on dividend declarations.

The subordinated notes will be our obligations and not obligations of our subsidiaries and therefore will be structurally subordinated to the debt of our subsidiaries, which will not guarantee the subordinated notes.
The subordinated notes will not be guaranteed by any of our subsidiaries, which are separate legal entities that have no obligation to pay, or make funds available to pay, any amounts due on the subordinated notes. Our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the subordinated notes to benefit indirectly from such distribution, will be subject to the prior claims of depositors and creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. The subordinated notes will therefore be effectively structurally subordinated to all existing and future liabilities and obligations, including trade payables and preferred stock, of our subsidiaries. As of March 31, 2014, our subsidiaries had total deposits and other liabilities (net of intercompany eliminations) of approximately $16.0 billion, all of which ranks structurally senior to the subordinated notes. Our subsidiaries may incur additional debt and liabilities in the future, all of which would be structurally senior to the subordinated notes.
Statutory, contractual, regulatory or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, payments, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the subordinated notes.
We have made only limited covenants in the indenture for the subordinated notes, and these limited covenants may not protect your investment.
The indenture for the subordinated notes does not:

•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the subordinated notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit us or our subsidiaries’ incurrence of indebtedness that would effectively rank senior to, or on a parity with, the subordinated notes;

•	limit us or our subsidiaries’ ability to incur secured indebtedness or other indebtedness that would effectively rank senior to the subordinated notes;

•	restrict our subsidiaries’ ability to issue securities or incur indebtedness or obligations that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to pay dividends or other distributions and payments on our securities, or to redeem or repurchase our securities;

•	restrict us or our subsidiaries from pledging our respective assets; or

•	restrict our ability to make investments.
Furthermore, the indenture for the subordinated notes contains only limited protections in the event of a change in control and similar transactions. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the subordinated notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the subordinated notes.
You have limited remedies for defaults under the indenture.
Although various events (including a payment default) may constitute a default under the indenture, only an event of default as a result of specified events of bankruptcy, insolvency or reorganization of Wintrust will trigger the right of not less than 25% of holders in aggregate principal amount of the subordinated notes then outstanding to accelerate all amounts due and payable under the subordinated notes. See “Description of the Notes—Events of Default.”
Our credit ratings may not reflect all risks of an investment in the subordinated notes.
Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the trading value of the subordinated notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the subordinated notes. Furthermore, because your return on the subordinated notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the subordinated notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.
If an active and liquid trading market for the subordinated notes does not develop or continue, the market price of the subordinated notes may decline, and you may be unable to sell your subordinated notes.
The subordinated notes are a new issue of securities and, prior to this offering, there has been no public market for the subordinated notes. We do not intend to list the subordinated notes on any securities exchange. Although Wintrust has been informed by the underwriter that it intends to make a market in the subordinated notes after the offering is completed, it is not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the subordinated notes and, even if one develops, it may not be maintained. If an active public trading market is not developed or maintained, the market price and liquidity of the subordinated notes is likely to be adversely affected, and holders may not be able to sell the subordinated notes at desired times and prices or at all.
If a trading market for the subordinated notes develops, changes in our credit ratings or the debt markets could adversely affect the market price of the subordinated notes.
If a trading market for the subordinated notes develops, the prices for the subordinated notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects;

•	proposed or adopted regulatory changes or legislative actions or inaction involving or affecting the banking industry generally or our business and operations specifically; and

•	the overall condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the subordinated notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the price of the notes.
The subordinated notes will not be insured by the FDIC.
The subordinated notes will not be deposits and will not be insured by the FDIC or any other governmental agency.
The price at which you will be able to sell your subordinated notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.
We believe that the value of the subordinated notes in any secondary market will be affected by the supply and demand of the subordinated notes, their interest rate, ranking and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe certain effects we anticipate on the market value of the subordinated notes of a change in certain factors, assuming all other conditions remain constant.
Unites States interest rates. We expect that the market value of the subordinated notes will be affected by changes or anticipated changes in United States interest rates, including the shape of the yield curve. In general, for example, if United States interest rates increase, the market value of the subordinated notes may decrease.

Our credit rating, financial condition and results. Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the subordinated notes. See “—Our credit ratings may not reflect all risks of an investment in the subordinated notes.”
The effect of any changes in such factors could be offset, in whole or in part, by other changes. For example, an improvement in our credit rating could be offset by increases in interest rates.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $138,705,000, after deducting underwriting discounts and commissions and estimated offering expenses. We will use the net proceeds of this offering for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.
The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION
The following table shows our capitalization and short-term indebtedness at March 31, 2014:
(1)    on a consolidated basis; and
(2)    on a consolidated basis as adjusted to reflect the issuance and sale of $140,000,000 in aggregate principal amount of the subordinated notes to be issued in this offering (after deducting underwriting discounts and commissions and estimated offering expenses);
This table should be read in conjunction with the risk factors and our consolidated financial statements and related notes for the year ended December 31, 2013 and the quarter ended March 31, 2014 included and incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

(In thousands) (Unaudited)	As of March 31, 2014
	Actual	As Adjusted for this Offering

Liabilities:
Deposits:
Non-interest bearing	$2,773,922	$2,773,922
Interest bearing	12,355,123	12,355,123
Total deposits	15,129,045	15,129,045
Notes payable	182	182
Federal Home Loan Bank advances	387,672	387.672
Other borrowings	230,904	230,904
Subordinated notes	—	140,000
Junior subordinated debentures	249,493	249,493
Accrued interest payable and other liabilities	283,724	283,724
Total liabilities	$16,281,020	$16,421,020
Shareholders’ Equity:
Preferred stock, no par value; 20,000,000 shares authorized:
Series C — $1,000 liquidation value; 126,477 shares issued and outstanding	126,477	126,477
Common Stock, no par value; $1.00 stated value; 100,000,000 shares authorized; 46,332,213 shares issued	46,332	46,332
Surplus	1,122,233	1,122,233
Treasury stock, at cost, 73,253 shares	(3,380)	(3,380)
Retained earnings	705,234	705,234
Accumulated other comprehensive loss	(56,753)	(56,753)
Total shareholders’ equity	$1,940,143	$1,940,143
Total liabilities and shareholders’ equity	$18,221,163	$18,361,163

DESCRIPTION OF THE NOTES
The subordinated notes will be a series of our subordinated debt securities. The subordinated notes will be issued under a subordinated indenture, or the base indenture, and supplemented by a first supplemental indenture, each to be entered into before the issuance of the subordinated notes, between us and U.S. Bank National Association, as trustee, or the trustee. We refer to the base indenture, together with the first supplemental indenture, as the indenture. The trustee’s main role is to enforce your rights against us if we default.
The following summary of the terms of the subordinated notes contains a description of the subordinated notes and the indenture but is not complete and is subject to, and is qualified in its entirety reference to, all of the provisions of the subordinated notes and the indenture. Wintrust refers you to the base indenture, which has been filed and is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Copies of the base indenture and the supplemental indenture will be available for inspection at the office of the trustee. Wherever we refer to particular sections or defined terms of the indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read these documents because they, and not this description, define your rights as a holder of the subordinated notes.
For purposes of this section, references to “Wintrust,” “we,” “us” or “our” include only Wintrust Financial Corporation and not any of its subsidiaries.
General
The subordinated notes will be unsecured and will be subordinated, as described below. The subordinated notes will mature at 100% of their principal amount on June 13, 2024, or the maturity date. The subordinated notes will not be entitled to any sinking fund. The subordinated notes will be issued in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the subordinated notes on any securities exchange.
Payments of principal and interest to owners of the book-entry interests are expected to be made in accordance with the procedures of The Depository Trust Company, which we refer to along with its successors in this capacity as DTC, and its participants.
The indenture contains no covenants or restrictions restricting the incurrence of debt by us or by our subsidiaries. The indenture contains no financial covenants and does not restrict us from paying dividends or issuing or repurchasing or redeeming other securities and does not contain any provision that would provide protection to the holders of the subordinated notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving Wintrust or its subsidiaries that may adversely affect the credit quality of Wintrust.
The subordinated notes are not deposits and are not insured by the FDIC or any other governmental agency. The subordinated notes are not obligations of, and are not guaranteed by, any of our subsidiaries.
Ranking
The subordinated notes will be subordinated obligations of Wintrust and will rank junior both in liquidation and right of payment to Wintrust’s “senior indebtedness” (as defined below under “—Subordination”). The subordinated notes will rank equally with all of Wintrust’s unsecured and subordinated indebtedness, whether currently existing or hereinafter created, other than subordinated indebtedness that is described as junior to the subordinated notes. We may issue additional series of subordinated debt securities that rank pari passu with the subordinated notes.
Interest
The subordinated notes will bear interest at an annual rate equal to 5.000%. Interest on the subordinated notes will be payable semi-annually in arrears on June 13 and December 13 of each year (we refer to each such date as an interest payment date), beginning on December 13, 2014, to the persons in whose names the subordinated notes are registered at 5:00 p.m., New York City time, on the preceding June     1 and December 1 of each year. Interest on the subordinated notes at the maturity date will be payable to th

e persons to whom principal is payable. Interest on the subordinated notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the subordinated notes will be the amount of interest accrued from and including June 13, 2014 or the most recent interest payment date on which interest has been paid to but excluding the interest payment date or the maturity date, as the case may be.
If an interest payment date or the maturity date falls on a day that is not a business day, the related payment of interest and principal will be made on the next day that is a business day, and no interest on the subordinated notes or such payment will accrue for the period from and after such interest payment date or maturity date, as the case may be.
When we refer to a “business day” with respect to the subordinated notes, we mean any day, other than a Saturday, Sunday or any day on which banking institutions or trust companies in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.
Subordination
The obligation of Wintrust to make payments of principal and interest on the subordinated notes will be subordinate and junior in right of payment to all of our existing and future senior unsecured obligations and will rank pari passu with our future subordinated debt. The indenture does not restrict us in any way now or in the future from incurring senior debt or indebtedness that would be pari passu with or subordinate to the subordinated notes.
The indenture defines “senior indebtedness” as:

•
all indebtedness of Wintrust for money borrowed, including any obligation of, or any obligation guaranteed by, Wintrust, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

•	any deferred obligation of Wintrust for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

•	all obligations, contingent or otherwise, of Wintrust in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions;

•	all capital lease obligations of Wintrust;

•
all obligations of Wintrust in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

•	all obligations of the type referred to in the above five bullets of other persons for the payment of which Wintrust is responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the type referred to in the above six bullets of other persons secured by any lien on any property or asset of Wintrust, whether or not such obligation is assumed by Wintrust; and

•
any obligations of Wintrust to its general creditors, as defined and required by the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve, under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital;

provided, however, that the term “senior indebtedness” does not include:

•	any securities issued under the base indenture (including the subordinated notes);

•
Wintrust’s junior subordinated debt securities underlying trust preferred securities issued by subsidiary trusts of Wintrust which are outstanding as of the date the subordinated notes are issued or which are thereafter issued by a subsidiary trust of Wintrust;

•	any guarantee in respect of the trust preferred securities of a subsidiary trust of Wintrust; or

•
any indebtedness or any guarantee ranking junior to, or ranking on a parity with, such securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or (ii) does not at the time of issuance prevent such securities (or any security or unit of which such securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Wintrust’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.
The indenture does not limit the aggregate amount of senior indebtedness that may be issued by Wintrust. Upon any payment or distribution of assets to creditors in case of Wintrust’s liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency, or similar proceedings, all holders of our senior indebtedness will be entitled to receive payment in full of all amounts due before the holders of the subordinated notes will be entitled to receive any payment of principal or interest on their subordinated notes. In addition, no payment with respect to principal or interest on the subordinated notes shall be made by Wintrust if, at the time of such payment, there shall have occurred and be continuing (a) a default in any payment with respect to any senior indebtedness or (b) an event of default with respect to any senior indebtedness of Wintrust, permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. Notwithstanding the above and anything to the contrary in this prospectus supplement, holders of senior indebtedness who are not also holders of the subordinated notes will not have any rights under the indenture to enforce any of the covenants in the indenture.
The subordinated notes will rank senior to all of Wintrust’s equity securities, including its preferred stock, whether now outstanding or subsequently created.
Since we are a holding company, our rights and the rights of our creditors, including holders of the subordinated notes, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including, in the case of our bank subsidiaries, their respective depositors, except to the extent that we are a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.
Consolidation, Merger and Sale of Assets
We may consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person or entity, provided that:

•
Wintrust is the continuing person or the person (if other than Wintrust) formed by such consolidation or into which Wintrust is merged or to which properties and assets of Wintrust are sold, conveyed, transferred or leased shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Wintrust on all of the subordinated notes and under the indenture and the performance of every other covenant of the indenture on the part of Wintrust; and

•
Wintrust delivers to the trustee (A) an opinion of counsel regarding the transaction’s compliance with the relevant provisions of the indenture and (B) an officers’ certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become a default, shall have occurred and be continuing.

Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Wintrust, the successor person formed by such consolidation or into which Wintrust is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Wintrust under the indenture with the same effect as if such successor person had been named as the company in the indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the indenture and the subordinated notes.
This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the indenture providing for a put option, or increased interest, or that would otherwise afford holders of the subordinated notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.
Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person “substantially all.”
Reports by Wintrust
We will file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. All required information, documents and other reports referred to in this section shall be deemed filed with the Trustee and transmitted to the holders at the time such information, documents or other reports are publicly filed with the SEC via the SEC’s EDGAR filing system (or any successor system). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on officers’ certificates or certificates delivered pursuant to the indenture).
Additional Notes
The subordinated notes will initially be limited to an aggregate principal amount of $140,000,000. We may in the future from time to time, without notice to or consent of the holders of the subordinated notes, create and issue additional subordinated notes having the same terms and conditions as the subordinated notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional subordinated notes; provided that any such additional subordinated notes that are not fungible with the subordinated notes offered hereby for U.S. federal income tax purposes will not have the same CUSIP number as the subordinated notes offered hereby. The subordinated notes offered hereby and any additional subordinated notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional subordinated notes may be issued if any event of default has occurred and is continuing with respect to the subordinated notes.
Events of Default; Waiver
Each of the following will be an “event of default” with respect to the subordinated notes:

•	failure to pay any interest upon the subordinated notes as and when it becomes due and payable, which default continues for a period of 30 days;

•	failure to pay the principal on the subordinated notes as and when it becomes due and payable;

•
failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the subordinated notes or in the indenture, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the subordinated notes; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.
If an event of default described in the fourth bullet above (a “bankruptcy event of default”) occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the subordinated notes then outstanding, by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount of all the subordinated notes to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the subordinated notes then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:
Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

•
all matured installments of interest on all the subordinated notes that shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the subordinated notes, to the date of such payment or deposit);

•
all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the indenture; and

•
any and all defaults with respect to subordinated notes under the indenture, other than the nonpayment of principal and accrued interest on subordinated notes that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.
There is no right of acceleration upon the occurrence of an event of default described in the first three bullets of the definition of “event of default” above.
In the case of an event of default in the payment of (i) any installment of interest upon the subordinated notes of any series as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the subordinated notes as and when it becomes due and payable, then, upon demand of the trustee, Wintrust will pay to the trustee, for the benefit of the holders of the subordinated notes, the whole amount that then shall have become due and payable on all such subordinated notes for principal, premium, if any, or interest, or any combination thereof, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the subordinated notes; and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If Wintrust does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against Wintrust or any other obligor on the subordinated notes and collect in the manner provided by law out of the property of Wintrust or any other obligor on the subordinated notes, wherever situated, the money adjudged or decreed to be payable.
    No holder of any subordinated note shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the indenture or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:

•
the holders of not less than 25% in aggregate principal amount of the subordinated notes then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the indenture and shall have offered to the trustee such reasonable security or indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes;
it being understood and intended, and being expressly covenanted by each person who acquires and holds a subordinated note with every other such person holding an outstanding note under the base indenture, that no one or more holders of outstanding notes under the base indenture shall have any right in any manner whatever by virtue of or by availing of any provision of the indenture to affect, disturb or prejudice the rights of any other holder of such notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal, ratable and common benefit of all holders of outstanding notes under the base indenture. Notwithstanding any other provision of the indenture, however, the right of any holder of any subordinated note to receive payment of the principal and interest on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against Wintrust, shall not be impaired or affected without the consent of such holder.
Subject to certain restrictions, the holders of a majority in aggregate principal amount of the subordinated notes affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the subordinated notes.
Prior to any declaration that the principal of the outstanding subordinated notes is due and payable, the holders of a majority in aggregate principal amount of the subordinated notes at the time outstanding on behalf of the holders of all of the subordinated notes may waive any past default or event of default under the Indenture and its consequences except a default under a covenant in the indenture that cannot be modified without the consent of each holder of a subordinated note affected thereby. Upon any such waiver, Wintrust, the trustee and the holders of the subordinated notes shall be restored to their former positions and rights under the Indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.
Wintrust is required to file annually with the trustee a statement of an officer as to the fulfillment by Wintrust of its obligations under the indenture during the preceding year.
The trustee, within 90 days after the occurrence of a default with respect to the subordinated notes, shall mail to all holders notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of principal or interest on any of the subordinated notes, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders.
Modifications and Amendments
Wintrust and the trustee may amend or supplement the indenture or the subordinated notes without notice to or the consent of any holder:

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

•
to evidence the succession of another person to Wintrust and the assumption by any such successor of the covenants of Wintrust contained in the indenture and the subordinated notes pursuant to the obligations set forth in “—Consolidation, Merger and Sale of Assets”;

•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•
to evidence and provide for the acceptance of appointment with respect to the subordinated notes by a successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

•
to add to the covenants for the benefit of the holders of the subordinated notes or to surrender any right or power conferred upon us in the indenture, provided that such action shall not adversely affect the interests of the holders of the subordinated notes;

•	to add any events of default with respect to the subordinated notes;

•	to secure the subordinated notes;

•	to make any change that does not materially and adversely affect the rights of any holder; and

•	to conform the provisions of the indenture and the subordinated notes to the “Description of the Notes” section in this prospectus supplement.
Without prior notice to any holders, Wintrust and the trustee may amend the indenture with respect to the subordinated notes with the written consent of the holders of a majority in principal amount of the outstanding subordinated notes, and the holders of a majority in principal amount of the outstanding subordinated notes by written notice to the trustee may waive future compliance by Wintrust with any provision of the indenture with respect to the subordinated notes. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s subordinated notes,

•	reduce the principal amount thereof or the rate of interest thereon;

•	reduce the above-stated percentage of outstanding subordinated notes the consent of whose holders is necessary to modify or amend the indenture with respect to the subordinated notes;

•
reduce the percentage in principal amount of outstanding subordinated notes the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain events of default and their consequences provided for in the indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the subordinated notes; or

•	modify any of the provisions with respect to the subordination of the subordinated notes in a manner adverse to the holders.
It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Wintrust shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Wintrust will mail supplemental indentures to holders upon request. Any failure of Wintrust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Satisfaction, Discharge and Defeasance
Satisfaction and Discharge. Wintrust may discharge most of its obligations under the indenture to holders of the subordinated notes if:

•	it has paid or caused to be paid the principal of and interest on all subordinated notes outstanding as and when the same shall have become due and payable;

•	it has delivered to the trustee for cancellation all subordinated notes authenticated; or

•
all subordinated notes not delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and Wintrust has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the trustee sufficient to pay at maturity all subordinated notes not theretofore delivered to the trustee for cancellation, including principal on and interest to become due on or prior to such date of maturity.

Defeasance and Discharge; Covenant Defeasance. Subject to the proper exercise of its defeasance and discharge or covenant defeasance options as discussed below, Wintrust, at its option:

•	will be released from any and all obligations in respect of the subordinated notes, which is known as “defeasance and discharge”; or

•	need not comply with certain designated covenants regarding the subordinated notes, which is known as “covenant defeasance.”
If Wintrust exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the indenture will no longer be a default thereunder.

To exercise either its defeasance and discharge or covenant defeasance option, Wintrust must:

•
deposit with the trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest on the subordinated notes when such payments are due; and

•
deliver an opinion of counsel or a ruling directed to the trustee received from the Internal Revenue Service, which, in the case of defeasance and discharge, must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the IRS, to the effect that the holders and beneficial owners of the subordinated notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax on the same amounts, in the same manner and at the same times as if such defeasance had not occurred.

When there is a defeasance and discharge, the indenture will no longer govern the subordinated notes, Wintrust will no longer be liable for payment and the holders of such subordinated notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, Wintrust will continue to be obligated for principal and interest when due if the deposited funds are not sufficient to pay the holders.
The obligations under the indenture to register the transfer or exchange of subordinated notes, to replace mutilated, defaced, destroyed, lost or stolen subordinated notes, and to maintain paying agents and hold monies for payment in trust will continue even if Wintrust exercises its defeasance and discharge or covenant defeasance option.
Concerning the Trustee
U.S. Bank National Association will act as trustee under the indenture pursuant to which the subordinated notes will be issued. U.S. Bank National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business. From time to time, we and our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Additionally, we maintain banking relationships with U.S. Bank National Association and its affiliates in the ordinary course of business. These banking relationships include U.S. Bank National Association serving as trustee under the indenture involving our existing debt securities and providing us with general banking services. Upon the occurrence of an event of default or a default under the subordinated notes, or upon the occurrence of a default under other debt securities for which U.S. Bank National Association serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee for the subordinated notes.
Notices
Any notices required to be given to the holders of the subordinated notes will be given to DTC.
Governing Law
The indenture and the subordinated notes, and any claim, controversy or dispute arising under or related to the indenture or subordinated notes, for all purposes shall be are governed by and will be construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

BOOK-ENTRY SYSTEM
DTC will act as securities depositary for all of the subordinated notes. We will issue the subordinated notes only as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. We will issue and deposit with DTC one or more fully-registered global certificates for the subordinated notes representing, in the aggregate, the principal amount of the subordinated notes to be sold in the offering.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the subordinated notes, so long as the corresponding securities are represented by global security certificates.
In a few special situations described below, a global security will be terminated and interest in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks and brokers to find out how to have their interests in global securities transferred on termination to their own names, so that they will be holders.
If a global security is terminated, only DTC, and not we or the depositary, is responsible for deciding the names of the institutions in whose names the subordinated notes represented by the global security will be registered and, therefore, who will be the holders of those notes.
DTC, the world’s largest securities depositary, has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants, referred to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation. DTC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of the subordinated notes under the DTC system must be made by or through direct participants, who will receive a credit for the subordinated notes on DTC’s records. The ownership interest of each actual purchaser of each share of the subordinated notes is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owners purchased the subordinated notes. Transfers of ownership interests of the subordinated notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the subordinated notes, unless the book-entry system for the subordinated notes is discontinued.
To facilitate subsequent transfers, subordinated notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the subordinated notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the subordinated notes. DTC’s records reflect only the identity of the direct participants to whose accounts the subordinated notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct and indirect participants and beneficial owners, subject to any statutory or regulatory requirements as are in effect from time to time, will be governed by arrangements among them.
Although voting on the subordinated notes is limited to the holders of record of the subordinated notes, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on the subordinated notes unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the subordinated notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, distributions, and interest payments on the subordinated notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. The paying agent will be responsible for payment to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.
DTC may discontinue providing its services as securities depositary on the subordinated notes at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, certificates for the subordinated notes must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). In that case, certificates will be printed and delivered to DTC.
We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be reliable, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.
“Beneficial owner” refers to the ownership interest of each actual purchaser of each subordinated notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the subordinated notes by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as Similar Laws, and (iii) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each of which we call a “Plan”).
Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the subordinated notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call ERISA Plans, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the subordinated notes were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any subordinated notes by a Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).
The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the subordinated notes. Those class exemptions include:

•	PTCE 96-23 — for certain transactions determined by in-house asset managers;

•	PTCE 95-60 — for certain transactions involving insurance company general accounts;

•	PTCE 91-38 — for certain transactions involving bank collective investment funds;

•	PTCE 90-1 — for certain transactions involving insurance company separate accounts; and

•	PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.
In addition, ERISA Section 408(b)(17) provides an exemption for transactions between a Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan and provided, further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that all of the conditions of any such exemption will be satisfied.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the subordinated notes by a Plan, the subordinated notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the subordinated notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the subordinated notes or any interest in the subordinated notes will be deemed to have represented by its purchase and holding of the subordinated notes that either:

•	it is not a Plan and is not purchasing the subordinated notes or interest in the subordinated notes on behalf of or with the assets of any Plan; or

•
its purchase, holding and disposition of the subordinated notes or interest in the subordinated notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the subordinated notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the subordinated notes, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the subordinated notes by the Plan are entitled to full exemptive relief thereunder.
Nothing herein shall be construed as, and the sale of the subordinated notes to a Plan is in no respect, a representation by us or the underwriter that any investment in the subordinated notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes the U.S. federal income tax considerations related to the acquisition, ownership and disposition of the subordinated notes we are offering. It is not a complete analysis of all the potential tax considerations relating to the subordinated notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.
This summary is limited to beneficial owners (referred to in this summary as holders) of the subordinated notes that purchase the subordinated notes upon their initial issuance at their “initial offering price” (i.e., the first price at which a substantial amount of the subordinated notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and that will hold the subordinated notes as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	holders subject to the alternative minimum tax;
•	banks, insurance companies, or other financial institutions;
•	regulated investment companies;
•	real estate trusts;
•	controlled foreign corporations;
•	passive foreign investment companies;
•	tax-exempt organizations;
•	brokers and dealers in securities or commodities;
•	certain U.S. expatriates;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons that will hold the subordinated notes as a position in a hedging transaction, wash sale, straddle, conversion transaction or other risk reduction or synthetic transaction; or
•	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds subordinated notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that will hold subordinated notes or a partner of such a partnership, you are urged to consult your tax advisor regarding the tax consequences of holding the subordinated notes to you.
This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders
This subsection describes the tax considerations for a U.S. holder. You are a U.S. holder if you are a beneficial owner of a subordinated note and you are:

• an individual citizen or resident of the United States;

•    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

• an estate whose income is subject to U.S. federal income tax regardless of its source; or

•    a trust that (1) is subject to the supervision of a court within the U.S., if one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Payments of interest. Stated interest on the subordinated notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.
Sale, exchange, retirement or other taxable disposition. Upon the sale, exchange, retirement or other taxable disposition of a subordinated note, you will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be treated as a payment of interest) and your adjusted tax basis in the subordinated note. Your adjusted tax basis in a subordinated note generally will be its cost. Gain or loss recognized on the disposition of a subordinated note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, your holding period for the subordinated note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.
Tax on net investment income. Certain U.S. holders who are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their net investment income. For these purposes, “net investment income” generally includes, among other things, interest (including interest paid or accrued with respect to the subordinated notes), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption, retirement or other taxable disposition of the subordinated notes and certain other income), but will be reduced by certain permitted deductions properly allocated to such income or net gain. U.S. holders should consult their own tax advisors regarding the implications of the net investment income tax in their particular circumstances.
Information reporting and backup withholding. In general, we (or our agents) and other payors are required to report to the Internal Revenue Service, or IRS, all payments of principal of and interest on the subordinated notes. In addition, we (or our agents) and other payors are required to report to the IRS any payment of proceeds of the sale of the subordinated notes before maturity within the U.S.. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number to the payor and certify, under penalties of perjury, that you are not subject to backup withholding on an IRS Form W-9 or a suitable substitute form and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding will also apply if you are notified by the IRS that you have failed to report payment of interest and dividends properly and the IRS has notified the payor that you are subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder may be allowed as a credit against such U.S. holder's U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is furnished to the IRS in a timely manner.
Non-U.S. Holders
This subsection describes the tax considerations for a non-U.S. holder. You are a non-U.S. holder if you are the beneficial owner of a subordinated note that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
Payments of interest. Subject to the discussion under “—Information reporting and backup withholding” below, payments of principal and interest on the subordinated notes to you generally will be exempt from U.S. federal income withholding tax if, in the case of the payments of interest:

•    you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder;

• you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us through stock ownership;
• you are not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code; and

•    you certify under penalties of perjury on IRS Form W-8BEN or, if applicable, W-8BEN-E or a suitable substitute form that you are not a United States person (as defined in the Code) and provide your name, address and U.S. taxpayer identification number, if any.

If you cannot satisfy the requirements described above, payments of interest made to you on the subordinated notes will be subject to 30% U.S. federal withholding tax, unless you provide either with (1) a properly executed IRS Form W-8BEN or, if applicable, W-8BEN-E (or successor form) establishing an exemption from (or a reduction of) withholding under the benefit of an applicable income tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the subordinated notes is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the U.S. (as discussed under “—Income or gain effectively connected with a U.S. trade or business” below).
Sale, exchange or other taxable disposition. Subject to the discussion under “—Information reporting and backup withholding” below, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a subordinated note unless:

•    the gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to your permanent establishment in the United States); or

• you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.
If you are described in the first bullet point, see “—Income or gain effectively connected with a U.S. trade or business” below. If you are described in the second bullet point, you will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.
To the extent that the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of the subordinated notes is attributable to accrued but unpaid interest on the subordinated notes, this amount generally will be treated in the same manner as described in “—Payments of interest” above.
Income or gain effectively connected with a U.S. trade or business. If you are engaged in the conduct of a trade or business in the United States and interest on a subordinated note or gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of a subordinated note is effectively connected with the conduct of that trade or business, you will generally be subject to U.S. federal income tax (but generally not the 30% U.S. federal withholding tax on interest) on that interest and on gain on a net income basis in the same manner as if you were a U.S. Holder. You will be required to certify that such interest or gain is effectively connected with your conduct of a U.S. trade or business by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Information reporting and backup withholding. We (or our agents) and other payors must report annually to the IRS and to a non-U.S. holder the amount of interest paid to such non-U.S. holder and the tax withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other "reportable payments." Such backup withholding and additional information reporting will not apply to payments on the subordinated notes made by us (or our agents) and other payors to a non-U.S. holder if the certification described under "—Payments of interest" above is received from the non-U.S. holder.
Backup withholding and information reporting generally will not apply to payments of proceeds from the sale or other disposition of a subordinated note made to a non-U.S. holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a United States person (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person (as defined in the Code) and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a subordinated note made to a non-U.S. holder by or through the United States office of a broker are subject to information reporting and backup withholding at the applicable rate unless the non-U.S. holder certifies, under penalties of perjury, that it is not a United States person (as defined in the Code) and satisfies certain other conditions or it otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder may be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is furnished to the IRS in a timely manner.
Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
The discussion of U.S. federal income tax considerations set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the subordinated notes are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of subordinated notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING
RBC Capital Markets, LLC is acting as the sole underwriter. Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, the underwriter has agreed to purchase from us, and we have agreed to sell to the underwriter, the principal amount of subordinated notes set forth on the cover page of this prospectus supplement.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter is obligated to take all of the subordinated notes sold under the underwriting agreement if any of these subordinated notes are taken.
We have agreed to indemnify the underwriter and its controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the subordinated notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel, including the validity of the subordinated notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriter has advised us that it proposes initially to offer the subordinated notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.40% of the principal amount of the subordinated notes. After the initial offering to the public, the public offering price, concession or any other term of the offering may be changed.
The expenses of the offering, not including the underwriting discount, are estimated at $385,000 and are payable by us.
New Issue of Subordinated Notes
The subordinated notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the subordinated notes on any national securities exchange or for inclusion of the subordinated notes on any automated dealer quotation system. We have been advised by the underwriter that it presently intends to make a market in the subordinated notes after completion of the offering. However, it is under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the subordinated notes or that an active public market for the subordinated notes will develop. If an active public trading market for the subordinated notes does not develop, the market price and liquidity of the subordinated notes may be adversely affected. If the subordinated notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
No Sales of Similar Securities
We have agreed that we will not, during the period commencing on the date of this prospectus supplement and ending 30 days after pricing of this offering, without first obtaining the prior written consent of the underwriter, directly or indirectly, issue, sell, offer or otherwise dispose of, or announce the offering of any debt securities, except for the subordinated notes sold to the underwriter pursuant to the underwriting agreement.
Price Stabilization, Short Positions
In connection with the offering, the underwriter may purchase and sell the subordinated notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater principal amount of subordinated notes than it is required to purchase in the offering. The underwriter must close out any short position by purchasing subordinated notes in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the subordinated notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the subordinated notes or preventing or retarding a decline in the market price of the subordinated notes. As a result, the price of the subordinated notes may be higher than the price that might otherwise exist in the open market.
We do not, and the underwriter does not, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the subordinated notes. In addition, we do not, and the underwriter does not, make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriter in this offering serves as lender under our existing credit facilities and other debt instruments including our revolving credit facility and term facility, the terms of which are set forth in our amended and restated credit agreement, dated as of October 30, 2009, as amended.
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. It has received, or may in the future receive, customary fees and commissions for these transactions.
In the ordinary course of its business, the underwriter in this offering purchases mortgages, including mortgages originated by us. Under certain circumstances, disputes could arise based on the representations and warranties made in, and the terms and conditions of, these transactions, and whether any repurchases resulting from the foregoing disputes may be required.
In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Offer, Sale and Distribution of Securities
In connection with the offering, the underwriter or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriter may allocate a limited number of subordinated notes for sale to its online brokerage customers. An electronic version of the prospectus supplement and accompanying prospectus is available on the Internet web site maintained by the underwriter. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the web site of the underwriter is not part of this prospectus supplement.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each of which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, no offer of subordinated notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of subordinated notes shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any subordinated notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any subordinated notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the subordinated notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale. In the case of any subordinated notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the subordinated notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any subordinated notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.
This prospectus supplement has been prepared on the basis that any offer of subordinated notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus supplement for offers of subordinated notes. Accordingly any person making or intending to make an offer in that Relevant Member State of subordinated notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter has authorized, nor does it authorize, the making of any offer of subordinated notes in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.
For the purpose of the above provisions, the expression “an offer to the public” in relation to any subordinated notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe the subordinated notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
The subordinated notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the subordinated notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the subordinated notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of subordinated notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of subordinated notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of subordinated notes.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The subordinated notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the subordinated notes offered should conduct their own due diligence on the subordinated notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Canada
The subordinated notes may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the subordinated notes must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois. Certain legal matters related to the offering will be passed upon for the underwriter by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS
The consolidated financial statements of Wintrust Financial Corporation incorporated by reference in Wintrust Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Wintrust Financial Corporation
Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Hybrid Securities Combining Elements of the Foregoing
This prospectus relates to the potential offer and sale, in one or more offerings, of debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing. In addition, certain other persons to be identified in a prospectus supplement may offer and sell our securities. We will not receive any proceeds from any sale of securities by such persons.
This prospectus provides a general description of the securities we or certain selling securityholders and their successors, including transferees, which we collectively refer to as selling securityholders, may offer. Each time we sell or any selling securityholder sells securities, we will describe the specific terms of the securities offered in one or more supplements to this prospectus at the time of each offering. Those terms may include maturity, interest rate, sinking fund terms, currency of payments, dividends, redemption terms, listing on a securities exchange, amount payable at maturity, conversion or exchange rights, liquidation amount, subsidiary guarantees and subordination.
We and any selling securityholder may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our and any selling securityholder’s arrangements with them in the prospectus supplement that relates to that offering, and such selling securityholder will be responsible for underwriting discounts or commissions or agents’ commissions with respect to any securities they sell.
This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.
Our common stock is quoted on the NASDAQ Global Select Market under the trading symbol “WTFC”. On June 5, 2014, the last sales price on the NASDAQ Global Select Market for our common stock was $45.21. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.
Investing in our securities involves risk. You should consider carefully the risk factors included in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the FDIC or any other governmental agency.
Our principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, telephone number: (847) 939-9000.

The date of this prospectus is June 9, 2014.

_________________

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, utilizing an automatic “shelf” registration process. Under this automatic shelf registration process, we or any selling securityholder may offer and sell, in one or more offerings, the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we offer or any selling securityholder offers these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to those filings. You should review the complete document to evaluate these statements.
You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.
Each reference in this prospectus to “Wintrust”, “the Company”, “we”, “us” and “our” means Wintrust Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of the documents upon the payment of a copying fee to the SEC. Please call the SEC at 1‑800‑SEC‑0330 for further information on the operation of the Public Reference Room.
We make available free of charge most of our SEC filings on the investor relations page of our website at http://www.wintrust.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Investor Relations
(847) 939-9000
The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, prior to the termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

•
our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 8, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2014 and May 23, 2014; and

•
the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. This document may only be used where it is legal to sell these securities. Neither we nor any selling securityholders are making any offer of these securities in any state where the offer is not permitted.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference or deemed incorporated by reference, any related prospectus supplement and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Accordingly, any such statements are qualified in their entirety by reference to the important factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in any of our subsequent filings.
We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices.
There can be no assurances that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation update any forward-looking statements or reflect the impact of circumstances or events after such date.

THE COMPANY
Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Rosemont, Illinois. We provide community-oriented, personal and commercial banking services to customers located in the Chicago metropolitan area and in southeastern Wisconsin through our fifteen wholly-owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. We provide specialty finance services, including financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through our wholly-owned subsidiary, First Insurance Funding Corporation, and our Canadian premium finance company, First Insurance Funding of Canada, and short-term accounts receivable financing and outsourced administrative services through our wholly-owned subsidiary, Tricom, Inc. of Milwaukee. We also provide a full range of wealth management services primarily to customers in the Chicago metropolitan area and in southeastern Wisconsin through three separate subsidiaries, The Chicago Trust Company, N.A., Wayne Hummer Investments, LLC and Great Lakes Advisors, LLC.
As of March 31, 2014, we had total assets of approximately $18.2 billion, total loans, excluding covered loans and mortgage loans held for sale, of approximately $13.1 billion, total deposits of approximately $15.1 billion, and total shareholders’ equity of approximately $1.9 billion.
Our common stock is traded on the NASDAQ Global Select Market, or NASDAQ, under the ticker symbol “WTFC.”

USE OF PROCEEDS
We will not receive any proceeds from any securities sold by a selling securityholder.
Except as otherwise provided in the prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale by the Company of the offered securities for general corporate purposes. These purposes may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.
Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary banks.

RATIOS
Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below.

	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges
Including interest on deposits	4.25	3.80	2.68	1.89	1.57	1.54
Excluding interest on deposits	11.44	9.35	5.60	3.27	2.88	3.64
Ratio of earnings to combined fixed charges and preferred stock dividends
Including interest on deposits	3.70	3.24	2.35	1.80	1.25	1.37
Excluding interest on deposits	7.74	6.17	4.06	2.93	1.57	2.27
The ratio of earnings to fixed charges is computed by dividing (1) income before income taxes and fixed charges by (2) total fixed charges. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income before income taxes and fixed charges by (2) the sum of total fixed charges and preferred stock dividends. For purposes of computing these ratios:

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	preferred stock dividends represent the amount of pre-tax earnings required to cover such dividend requirements.

GENERAL DESCRIPTION OF SECURITIES
We or any selling securityholder may offer under this prospectus debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing, either individually or as units consisting of two or more securities.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered by us or any selling securityholder. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the applicable prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
Description of Debt Securities
We may issue debt securities from time to time in one or more series. The following briefly summarizes the material provisions of the indentures, as defined below, pursuant to which such debt securities may be issued. As used in this summary, the term “Wintrust” means Wintrust Financial Corporation and does not include any of its subsidiaries. This summary is not complete and is qualified in its entirety by reference to such indentures. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also review the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.
General
We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness,” as defined below. If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Our senior debt securities will be issued under a senior indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such senior debt securities, if any, which we refer to collectively as the “senior indenture.” Our subordinated debt securities will be issued under a subordinated indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such subordinated debt securities, if any, which we refer to collectively as the “subordinated indenture.” We refer to the senior indenture and the subordinated indenture collectively as the “indentures,” and we refer to senior debt securities and subordinated debt securities collectively as the “debt securities.”
The provisions of the indentures allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars. The debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. The debt securities may be sold at a discount below their stated principal amount.
The indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that debt securities may be issued thereunder from time to time in one or more series. There are no covenants or provisions in the indentures that would afford the holders of the debt securities of any series protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Wintrust that may adversely affect such holders.
Terms Specified in Prospectus Supplement
We will describe in a supplement to this prospectus the particular terms of any debt securities being offered and any modifications of or additions to the general terms of the debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.
The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination, if, in the case of denomination, other than $1,000 and any integral multiple thereof;

•	the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

•	original issue and stated maturity date or dates;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the manner and place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment, repurchase or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

•	whether we will issue the debt securities in temporary form and under what terms and conditions;

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the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

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information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any addition to, or modification or deletion of, any events of default or covenants contained in the applicable indenture relating to the debt securities;

•	a discussion on any material U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms and conditions set forth therein.
We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to any such debt securities may be described in the applicable prospectus supplement.

Registration, Denominations, Exchange and Transfer of Debt Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof.
As described in the section entitled “Book-Entry System,” the debt securities of any series may be issued in certificated form in exchange for a global security. In the event that debt securities of such series are issued in certificated form, such debt securities may be transferred or exchanged at the offices described below. In the event debt securities of any series are issued in certificated form, payments of principal and interest will be payable, the transfer of the debt securities of such series will be registrable and debt securities of such series will be exchangeable for debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in New York, New York. Interest payments on certificated debt securities of any series may be made at the option of the Company by check mailed to the address of the persons entitled thereto. See “Book-Entry System.”
Subordination of the Subordinated Debt Securities
The subordinated indenture provides that the subordinated debt securities are subordinated and junior in right of payment to Wintrust’s obligations to the holders of senior indebtedness (as defined below) to the extent specified in the subordinated indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to Wintrust as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the subordinated debt securities. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of the subordinated debt securities, together with the holders of any obligations of Wintrust ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of Wintrust the amounts at the time due and owing on account of unpaid principal of and interest on the subordinated debt securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Wintrust ranking junior to the subordinated debt securities.
In addition, if there shall have occurred and be continuing (a) a default in any payment with respect to any senior indebtedness or (b) an event of default with respect to any senior indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Wintrust with respect to the principal or interest on the subordinated debt securities.
The term “senior indebtedness” means the following, whether now outstanding or subsequently created, assumed or incurred:

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all indebtedness of Wintrust for money borrowed, including any obligation of, or any obligation guaranteed by, Wintrust, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

•	any deferred obligation of Wintrust for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

•	all obligations, contingent or otherwise, of Wintrust in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions;

•	all capital lease obligations of Wintrust;

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all obligations of Wintrust in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

•	all obligations of the type referred to in the above five bullets of other persons for the payment of which Wintrust is responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the type referred to in the above six bullets of other persons secured by any lien on any property or asset of Wintrust, whether or not such obligation is assumed by Wintrust; and

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any obligations of Wintrust to its general creditors, as defined and required by the Board of Governors of the Federal Reserve System, or the Federal Reserve, under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital;

provided, however, that the term “senior indebtedness” does not include:

•	any securities issued under the subordinated indenture (including the subordinated debt securities),

•	Wintrust’s subordinated debt securities underlying trust preferred securities issued by subsidiary trusts of Wintrust which are outstanding or which are issued by a subsidiary trust of Wintrust,

•	any guarantee in respect of the trust preferred securities of a subsidiary trust of Wintrust, or

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any indebtedness or any guarantee ranking junior to, or ranking on a parity with, such securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or (ii) does not at the time of issuance prevent such securities (or any security or unit of which such securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Wintrust’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.

The subordinated debt securities will rank senior to all of Wintrust’s equity securities, including its preferred stock, whether now outstanding or subsequently created.

The indentures do not limit the aggregate amount of senior indebtedness that may be issued by Wintrust.
Events of Default
Events of Default and Certain Remedies Under the Senior Indenture. Under the senior indenture, each of the following will be an “event of default” with respect to a series of senior debt securities:

•	failure to pay any interest upon the senior debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•	failure to pay the principal of any of the senior debt securities as and when it becomes due and payable;

•
failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the senior debt securities of such series or in the senior indenture with respect to the senior debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the senior debt securities of such series at the time outstanding; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.
If an event of default described in any of the first, second or third bullets above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the senior debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the senior debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case, the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all senior debt securities of such series shall be and become immediately due and payable, without any notice or other action by the trustee or any holder, to the fullest extent permitted by law.
The foregoing paragraph, however, is subject to the condition that, at any time after such a declaration of acceleration or an acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the senior debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration or acceleration and its consequences, if:

•	Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

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all matured installments of interest on all the senior debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment or deposit);

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all principal on any senior debt securities of such series that has become due otherwise than by acceleration (with interest on such principal) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment on deposit; and

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all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the senior indenture; and

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any and all defaults with respect to senior debt securities of such series under the senior indenture, other than the nonpayment of principal and accrued interest on senior debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.
Events of Default and Certain Remedies Under the Subordinated Indenture. Under the subordinated indenture, each of the following will be an “event of default” with respect to a series of subordinated debt securities:

•	failure to pay any interest upon the subordinated debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•	failure to pay the principal of any of the subordinated debt securities as and when it becomes due and payable;

•
failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the subordinated debt securities of such series or in the subordinated indenture with respect to the subordinated debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series at the time outstanding; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.
If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the subordinated debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount (or, if the subordinated debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

•	Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

•
all matured installments of interest on all the subordinated debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the subordinated debt securities of such series (or yield to maturity, in the case of original issue discount securities), to the date of such payment or deposit); and

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all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the subordinated indenture; and

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any and all defaults with respect to debt securities of such series under the subordinated indenture, other than the nonpayment of principal and accrued interest on subordinated debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.
Unless otherwise expressly provided in the applicable prospectus supplement, there is no right of acceleration under the subordinated indenture upon the occurrence of an event of default described in the first three bullets of the definition of “event of default” above.
Remedies on Events of Default Under Either Indenture. Under either indenture, in the case of default in the payment of (i) any installment of interest upon any debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the debt securities of such series as and when it becomes due and payable, then, upon demand of the trustee, Wintrust will pay to the trustee, for the benefit of the holders of the debt securities of such series, the whole amount that then shall have become due and payable on all such debt securities for principal, or interest, or any combination thereof, as the case may be, with interest upon the portion of the overdue principal that consists of principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the debt securities of such series or yield to maturity (in the case of original issue discount securities); and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If Wintrust does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against Wintrust or any other obligor on the debt securities of such series and collect in the manner provided by law out of the property of Wintrust or any other obligor on the debt securities of such series, wherever situated, the money adjudged or decreed to be payable.
No holder of debt securities of any series shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:

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the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the applicable indenture and shall have offered to the trustee such reasonable security or indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities;
it being understood and intended, and being expressly covenanted by each person who acquires and holds a debt security of any series with every other such person, that no one or more holders of outstanding debt securities shall have any right in any manner whatever by virtue of or by availing of any provision of such indenture to affect, disturb or prejudice the rights of any other holder of such debt securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under such indenture, except in the manner provided in such indenture and for the equal, ratable and common benefit of all holders of outstanding debt securities under such indenture. Notwithstanding any other provision of the applicable indenture, however, the right of any holder of debt securities of any series to receive payment of principal and interest on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against Wintrust, shall not be impaired or affected without the consent of such holder.
Subject to certain restrictions, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of any series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
Prior to any declaration that the principal of the outstanding debt securities of any series affected is due and payable, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of such series at the time outstanding on behalf of the holders of all of the debt securities of such series may waive any past default or event of default under the applicable indenture and its consequences except (i) a default under a covenant or provision in such indenture that cannot be modified without the consent of each holder of a debt security of such series affected thereby or (ii) in the case of senior debt securities under the senior indenture only, in the payment of the principal of or interest on any senior debt security of such series of senior debt securities. Upon any such waiver, Wintrust, the trustee and the holders of the debt securities of such series shall be restored to their former positions and rights under the applicable indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.
Wintrust is required to file annually with the applicable trustee a statement of an officer as to the fulfillment by Wintrust of its obligations under the applicable indenture during the preceding year.
The trustee, within 90 days after the occurrence of a default with respect to debt securities of any series, shall mail to all holders of debt securities of such series notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal or interest on any of the debt securities, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders.
Modifications and Amendments
Wintrust and the trustee may amend or supplement the indentures or the debt securities of any series without notice to or the consent of any holder:

•	to cure any ambiguity, defect or inconsistency in the indentures; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

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to evidence the succession of another person to Wintrust and the assumption by any such successor of the covenants of Wintrust contained in the indentures and the debt securities pursuant to the obligations set forth in “—Consolidation, Merger and Sale of Assets”;

•	to comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indentures Act;

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to evidence and provide for the acceptance of appointment with respect to the debt securities of any or all series by a successor trustee and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to establish the form or forms or terms of debt securities of any series or of the coupons pertaining to such series;

•	to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

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to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon Wintrust in the indentures with respect to the debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities;

•	to add any events of default with respect to all or any series of the debt securities;

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to delete or modify any events of default with respect to all or any series of the debt securities, the form and terms of which are being established pursuant to a supplemental indenture as permitted in the indenture (and, if any such event of default is applicable to fewer than all such series of the debt securities, specifying the series to which such event of default is applicable) and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

•	to secure the debt securities;

•	to establish the form of any debt securities and to provide for the issuance of any series of debt securities under the indentures and to set forth the terms thereof; and

•	to make any change that does not materially and adversely affect the rights of any holder.
Without prior notice to any holders, Wintrust and the trustee may amend the indentures and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of any series affected thereby (voting as a separate class) by written notice to the trustee may waive future compliance by Wintrust with any provision of the indentures or the debt securities of such series. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security,

•	reduce the principal amount thereof or the rate of interest thereon;

•
reduce the above-stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indentures with respect to the debt securities of the relevant series;

•
reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indentures or certain events of default and their consequences provided for in the indentures;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

•	modify any of the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities of any series in a manner adverse to holders.
It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Wintrust shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Wintrust will mail supplemental indentures to holders upon request. Any failure of Wintrust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indentures or waiver.
Satisfaction, Discharge and Defeasance
Satisfaction and Discharge. Wintrust may discharge most of its obligations under the indentures to holders of the debt securities of any series if:

•	it has paid or caused to be paid the principal of and interest on all debt securities of any series outstanding as and when the same shall have become due and payable;

•	it has delivered to the trustee for cancellation all debt securities of any series authenticated; or

•
all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and Wintrust has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the trustee sufficient to pay at maturity all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity.

Defeasance and Discharge; Covenant Defeasance. Subject to the proper exercise of its defeasance and discharge or covenant defeasance options as discussed below, Wintrust, at its option:

•	will be released from any and all obligations in respect of the debt securities of any series, which is known as “defeasance and discharge”; or

•	need not comply with certain designated covenants regarding the debt securities of any series, which is known as “covenant defeasance.”
If Wintrust exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable indenture will no longer be a default thereunder.
To exercise either its defeasance and discharge or covenant defeasance option, Wintrust must:

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deposit with the trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest on the outstanding debt securities of such series when such payments are due; and

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deliver an opinion of counsel or a ruling directed to the trustee received from the Internal Revenue Service, which, in the case of defeasance and discharge, must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the IRS, to the effect that the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such option and will be required to pay U.S. federal income tax on the same amounts, in the same manner and at the same times as if such defeasance had not occurred.

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, Wintrust will no longer be liable for payment and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Wintrust will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.
The obligations under the indentures to register the transfer or exchange of debt securities, to replace mutilated, defaced, destroyed, lost or stolen debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Wintrust exercises its defeasance and discharge or covenant defeasance option.
Consolidation, Merger and Sale of Assets
The indentures provide that Wintrust shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any person unless either:

•
Wintrust is the continuing person or the person (if other than Wintrust) formed by such consolidation or into which Wintrust is merged or to which properties and assets of Wintrust are sold, conveyed, transferred or leased shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Wintrust on all of the debt securities and under the indentures and the performance of every other covenant of the indentures on the part of Wintrust; and

•
Wintrust delivers to the trustee (A) an opinion of counsel regarding the transaction’s compliance with the relevant provisions of the applicable indenture and (B) an officers’ certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Wintrust, the successor person formed by such consolidation or into which Wintrust is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Wintrust under the applicable indenture with the same effect as if such successor person had been named as the company in such indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the applicable indenture and the debt securities.
Concerning the Trustee
The applicable prospectus supplement will specify who will act as trustee under the senior indenture pursuant to which the senior debt securities will be issued. U.S. Bank National Association will act as trustee under the subordinated indenture pursuant to which the subordinated debt securities will be issued. U.S. Bank National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business.
Governing Law
The indentures and each debt security, and any claim, controversy or dispute arising under or related to the indentures and each debt security, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which debt securities of any series may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the debt securities of such series receive would be subject to adjustment.

Payment and Paying Agent
Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on registered debt security of any series on any interest payment date to the person in whose name the registered debt securities are registered at the close of business on the regular record date for the interest payment.
We will pay principal of and interest on the debt securities of any series at the office of the paying agents designated by us. We will give prompt written notice to the trustee of the name and address of any paying agent and any change in the name or address of any paying agent. If we fail to maintain a paying agent, the trustee shall act as such.
All funds deposited with the trustee for the payment of principal of or payment on the debt securities of any series that remain unclaimed for two years after the date upon which such principal or interest shall have become due and payable will be repaid to Wintrust upon its request. Thereafter, any right of any holder of the debt securities to such funds shall be enforceable only against Wintrust, and the trustee will have no liability therefor.
Description of Capital Stock
The following description of our capital stock does not purport to be complete and is qualified, in all respects, by reference to applicable Illinois law and our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and our amended and restated by-laws, which we refer to as our by-laws, each of which is incorporated by reference in the registration statement of which this prospectus is part. To find out where copies of these documents can be obtained, see “Where You Can Find More Information”.
Authorized Capital Stock
Under our articles of incorporation, we have the authority to issue 100 million shares of common stock, without par value, and 20 million shares of preferred stock, without par value.
Common Stock
Common Stock Outstanding. As of June 5, 2014, we had 46,549,171 shares of our common stock issued and outstanding. The outstanding shares of our common stock are, and the shares of our common stock issuable upon the conversion of the series C preferred will be, duly authorized, validly issued, fully paid and non-assessable. The shares of our common stock issuable upon the conversion of any series A preferred that we may issue will be duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including the series A preferred and series C preferred and any series of preferred stock that we may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by the Illinois Business Corporation Act, or the IBCA.

Voting Rights. Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors of the Company may elect all of the directors standing for election.
Dividend Rights. The holders of our common stock are entitled to receive dividends, if and when declared payable by our board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of our outstanding preferred stock, including the series A preferred and series C preferred. Upon the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share pro rata in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company, including the series A preferred and series C preferred.
Preemptive Rights. Under our articles of incorporation, the holders of our common stock have no preemptive, subscription, redemption or conversion rights.
Listing. Our common stock is listed on NASDAQ. We intend to apply to NASDAQ to list any additional common stock offered hereby.
Series A Preferred Stock
Series A Preferred Stock Outstanding. As of June 5, 2014, no shares of series A preferred were outstanding.
Dividends. Non-Cumulative Dividends on the outstanding shares of series A preferred are payable quarterly in arrears if, when and as declared by our board of directors, at a rate of 8.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the series A preferred for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the series A preferred, including the series C preferred. The series A preferred is not redeemable by the holders thereof or by the Company.
Conversion. Holders of the series A preferred may convert their shares into common stock at any time. We may convert all of the series A preferred into common stock upon the consummation of certain Fundamental Transactions (as defined in the Series A Certificate of Designations), provided that we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. We may convert any or all of the series A preferred into common stock if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds $35.59 and we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. The conversion price of the series A preferred is subject to customary anti-dilution adjustments.
Reorganization Events and Fundamental Transactions. If we consummate a Reorganization Event (as defined in the Series A Certificate of Designations), each share of the series A preferred will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock.
Voting Rights. Holders of the series A preferred generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation or by-laws in a manner adverse to the rights of the series A preferred, issue capital stock ranking senior to the series A preferred or take certain other actions without the approval of the holders of the series A preferred. In addition, holders of the series A preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the series A preferred for four or more quarterly dividend periods, whether or not consecutive.
Series C Preferred Stock
Series C Preferred Stock Outstanding. As of June 5, 2014, we had 126,467 shares of series C preferred outstanding.
Dividends. Non-Cumulative Dividends on the series C preferred are payable quarterly in arrears if, when and as declared by our board of directors, at a rate of 5.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the series C preferred for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the series C preferred. The series C preferred is not redeemable by the holders thereof or by the Company.
Conversion. Holders of the series C preferred may convert their shares into common stock at any time. On or after April 15, 2017, if the closing price of the common stock exceeds 130% of the conversion price then in effect for 20 trading days during any 30 consecutive trading day period, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, we may at our option cause some or all of the series C preferred to be automatically converted into common stock at the then prevailing conversion rate. In addition, in connection with a Make-Whole Acquisition (as defined in the Series C Certificate of Designations), we will, under certain circumstances, be required to pay an adjustment in the form of an increase in the conversion rate upon any conversions of the series C preferred that occur during the period beginning on the effective date of the Make-Whole Acquisition and ending on the date that is 30 days after the effective date of such Make-Whole Acquisition. The adjustment in the conversion rate in the event of a Make-Whole Acquisition will be payable in shares of common stock or the consideration into which the common stock has been converted or exchanged in connection with the Make-Whole Acquisition. The amount of the adjustment in the conversion rate in the event of a Make-Whole Acquisition, if any, will be based on the stock price and the effective date of the Make-Whole Acquisition. The conversion price of the series C preferred is subject to customary anti-dilution adjustments.
Reorganization Events and Fundamental Transactions. If we consummate a Reorganization Event (as defined in the Series C Certificate of Designations), each share of the series C preferred will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock.

Voting Rights. Holders of the series C preferred generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation in a manner adverse to the rights of the series C preferred, issue capital stock ranking senior to the series C preferred or take certain other actions without the approval of the holders of the series C preferred. In addition, holders of the series C preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the series C preferred for six or more quarterly dividend periods, whether or not consecutive.
Preferred Stock
Blank Check Preferred Stock. We or any selling securityholder may offer shares of any series of preferred stock that we have designated or that we may designate and issue in the future, which may include, without limitation, shares of our preferred stock that are convertible into other securities of the Company. Under our articles of incorporation, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series as may be permitted by the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our shareholders.
Preferred Stock Offered Hereby. If we offer or any selling securityholder offers preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, to the extent not already described herein, including the following, where applicable:

•	the designation of the shares and the number of shares that constitute the series;

•
the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

•	whether dividends are or will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock are or will accumulate;

•	the dividend periods (or the method of calculating the dividend periods);

•	the voting rights of the preferred stock, if any;

•
the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

•
whether or not the shares of the series are or will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether or not and on what terms the shares of the series are or will be subject to redemption or repurchase at our option;

•	whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock; and

•	the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.
The description in the prospectus supplement will not necessarily be complete, and reference will be made to the certificate of designation relating to a series of preferred stock which will be or have been filed with the SEC.
Depositary Shares
We may elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we issue depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred stock to which the depositary shares relate.
The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.
Exchange Agent and Registrar
IST Shareholder Services is the exchange agent and registrar for our common stock. Unless the applicable prospectus supplement specifies otherwise, the exchange agent and registrar for each series of preferred stock will be IST Shareholder Services.
Certain Provisions of Our Articles of Incorporation, By-Laws, Illinois Law and Certain Applicable Banking Regulations That May Have an Anti-Takeover Effect
Certain provisions of our articles of incorporation, by-laws, Illinois law and certain applicable banking regulations may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors.
These provisions may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which our individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust’s current board of directors or management more difficult.

These provisions of our articles of incorporation and by-laws include the following:

•
our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

•
our articles of incorporation do not provide for cumulative voting for any purpose, and our articles of incorporation and by-laws also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

•
our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA. Section 7.85 prohibits a publicly held Illinois corporation from engaging in a business combination unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination:

•
receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class (the voting shares), and the affirmative vote of a majority of the voting shares held by disinterested shareholders;

•	is approved by at least two-thirds of the disinterested directors; or

•	provides for consideration offered to shareholders that meets certain fair price standards and satisfies certain procedural requirements.
Such fair price standards require that the fair market value per share of the consideration offered be equal to or greater than the higher of:

•
the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder; and

•
the fair market value per share of common stock on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder has become an interested shareholder.

For purposes of Section 7.85, disinterested director means any member of the board of directors of the corporation who:

•	is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

•
was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1, 1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and

•	was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.
The amendment of our articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of our common stock; provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders’ ability to act by written consent, (d) regarding the minimum number of directors, (e) regarding indemnification of directors and officers by the Company and limitation of liability for directors and (f) regarding amendment of the foregoing supermajority provisions of our articles of incorporation. Our by-laws may be amended only by the board of directors.
The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our board of directors.
The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act of 1956, or the Bank Holding Company Act, requires any “bank holding company” (as defined in that Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Wintrust common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Wintrust common stock, including pursuant to Wintrust's warrants to purchase Wintrust common stock held by such holder, must be taken into account in calculating a shareholder's aggregate holdings of Wintrust common stock.

Description of Stock Purchase Contracts and Stock Purchase Units
We may issue stock purchase contracts pursuant to which holders will purchase from us a number of shares of common stock at a future date, which we refer to as stock purchase contracts. The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and securities of the Company or of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to as stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa, and such payments may be unsecured or prefunded on some basis.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.
Description of Warrants
We may issue warrants to purchase debt securities, common stock, preferred stock or other securities of the Company. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from those securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements.
We will describe in the applicable prospectus supplement relating to any warrants we are offering the specific terms relating to the offering, which terms may include some or all of the following:

•	the title of the warrants;

•	the offering price and aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock or preferred stock that can be purchased if a holder exercises the warrant and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.
The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

BOOK-ENTRY SYSTEM
Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company, which we refer to as DTC, New York, New York, will act as securities depository for the Wintrust offered securities and the trust preferred securities (collectively, the Offered Securities). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for that DTC’s participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants.
Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records. The ownership interest of each actual purchaser of each Offered Security, which we refer to as the Beneficial Owner, is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase.
Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.
To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. Alternatively, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.
A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer the such participant’s interest in the Offered Securities, on DTC’s records, to such agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to such agent’s DTC account.
DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.
The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.
Selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities. In addition to selling securities under this prospectus, selling securityholders may transfer their securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, selling securityholders may decide not to sell any securities offered hereby.
The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

•	the type and terms of the securities being offered;

•	the names of any selling securityholders, if applicable;

•	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

•	the purchase price of the securities;

•	the proceeds we will receive from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents and any delayed delivery arrangements.
Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we and any selling securityholder may transfer the securities by other means not described in this prospectus.

General
Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us or selling securityholders and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, at its sole discretion.
Sale Through Underwriters or Dealers
If we use or a selling securityholder uses underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.
We or any selling securityholder may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.
If we use or a selling securityholder uses dealers in a sale of securities, we or such selling securityholder will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents and Others
We or any selling securityholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We or any selling securityholder may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us or any selling securityholder to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.
We or any selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or any selling securityholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling securityholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Indemnification
We or a selling securityholder may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on NASDAQ, will be a new issue and will have no established trading market. We may elect to list any of the securities of on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates.
Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
The validity of the debt securities, common stock, warrants, preferred stock, depositary shares, stock purchase contracts and stock purchase units will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois.

EXPERTS
The consolidated financial statements of Wintrust Financial Corporation incorporated by reference in Wintrust Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, and management’s assessment of the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$140,000,000

Wintrust Financial Corporation

5.000% Subordinated Notes due 2024

P R O S P E C T U S S U P P L E M E N T

June 10, 2014

RBC Capital Markets